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                                                                    EXHIBIT 4-10

                                 TRUST AGREEMENT
                                       OF
                           ENERGY EAST CAPITAL TRUST II

         This TRUST AGREEMENT is made as of May 24, 2001 (this "Trust Agreement"), by and between Energy East Corporation, a New York corporation, as sponsor (the "Sponsor"), and Chase Manhattan USA, a National Association, not in its individual capacity but solely as trustee of the Trust (the "Trustee"). The Sponsor and the Trustee hereby agree as follows:

         1. The trust created hereby shall be known as "Energy East Capital Trust II" (the "Trust") in which name the Trustee or the Sponsor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

         2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. Such amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 DEL. C. ss. 3801, ET SEQ. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

         3. The Sponsor and the Trustee will enter into an amended and restated Trust Agreement, satisfactory to each such party to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and the Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustee shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustee may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

         4. The Sponsor, as the sponsor of the Trust, is hereby authorized, in its discretion, (i) to prepare and file with the Securities and Exchange Commission (the "Commission") and to execute, in each case on behalf of the Trust, (a) a Registration Statement (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments thereto, relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the Preferred Securities of the Trust and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration of the Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) if and at such time as determined by the Sponsor, to file with the New York Stock Exchange or any other exchange or the National Association of Securities Dealers (each, an "Exchange"), and execute, on behalf of the Trust, one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities of the Trust to be listed on any of the Exchanges; (iii) to negotiate, execute, deliver and perform, on behalf of the Trust, an underwriting agreement with one or more underwriters relating to the offering of the Preferred Securities of the Trust; and (iv) to file and execute on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and
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other papers and documents as shall be necessary or desirable to register the
Preferred Securities of the Trust under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable.

         In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Commission, any Exchange or state securities or "Blue Sky" laws to be executed on behalf of the Trust by the Trustee, the Trustee, in its capacity as Trustee of the Trust, is hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustee, in its capacity as trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, any Exchange or state securities or "Blue Sky" laws.

         5. (a) The Trustee (a "Fiduciary Indemnified Person") shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Sponsor, or any holder of the Trust securities (the Trust, the Sponsor and any holder of the Trust securities being a "Covered Person") for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Fiduciary Indemnified Person in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Person reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Person by this Agreement or by law, except that the Fiduciary Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of the Fiduciary Indemnified Person's negligence or wilful misconduct with respect to such acts or omissions.

                  (b) The Fiduciary Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters such Fiduciary Indemnified Person reasonably believes are within such other person's professional or expert competence and who, if selected by such Fiduciary Indemnified Person, has been selected by it with reasonable care on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to holders of Trust securities might properly be paid.

         6. The Sponsor agrees, to the fullest extent permitted by applicable law,

                  (a) to indemnify and hold harmless each Fiduciary Indemnified Person, or any of its officers, directors, shareholders, employees representatives or agents, from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by the Fiduciary Indemnified Person by reason of the creation, operation or termination of the Trust in a manner the Fiduciary Indemnified Person reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Person by this Trust Agreement, except that no Fiduciary Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by the Fiduciary Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions; and


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                  (b) to advance expenses (including legal fees) to be incurred by a Fiduciary Indemnified Person in defending any claim, demand, action, suit or proceeding, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Trust of an undertaking by, or on behalf of, such Fiduciary Indemnified Person to repay such amount if it shall be determined that the Fiduciary Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.

         7. The provisions of Section 6 shall survive the termination of this Trust Agreement or the earlier resignation or removal of a Fiduciary Indemnified Person.

         8. The Trust may terminate without issuing any Trust securities at the election of the Sponsor.

         9. This Trust Agreement may be executed in one or more counterparts.

         10. The number of trustees of the Trust initially shall be one and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior notice to the Sponsor.

         11. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws of principles).


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         IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                      ENERGY EAST CORPORATION
                                        as Sponsor


                                      By: /s/ ROBERT D. KUMP
                                          -----------------------------------
                                          Name: Robert D. Kump
                                          Title: Vice President and Treasurer


                                      CHASE MANHATTAN BANK USA,
                                      NATIONAL ASSOCIATION
                                      not in its individual capacity but
                                      solely as trustee of the Trust


                                      By: /s/ DENIS KELLY
                                          -----------------------------------
                                          Name: Denis Kelly
                                          Title: Assistant Vice President